                                                                    Exhibit 23.1
                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of our reports dated February 3, 1997, on our audits of the consolidated financial statements and financial statement schedule of Cambridge Technology Partners (Massachusetts), Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which reports are included in the Company's 1996 Annual Report on Form 10-K.

We consent to the inclusion in this registration statement of our report dated December 15, 1997, on our audits of the supplemental consolidated financial statements of Cambridge Technology Partners (Massachusetts), Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996.

We also consent to the references to our Firm under the caption "Experts".


                                    /s/ Coopers & Lybrand L.L.P.

                                    COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
December 22, 1997